UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

 CONATUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On June 25, 2015, Conatus Pharmaceuticals Inc. (the “Company”) announced pre-treatment biomarker and histology data from the first 16 patients enrolled in the Company’s Phase 2b clinical trial of its lead drug candidate, emricasan, in post-orthotopic liver transplant (“POLT”) recipients. These patients have reestablished liver fibrosis or cirrhosis post-transplant as a result of recurrent hepatitis C virus (“HCV”) infection and have successfully achieved a sustained viral response (“SVR”) following HCV antiviral therapy (“POLT-HCV-SVR”).

Among the first 16 patients enrolled, more than 85% achieved SVRs using recently approved oral HCV antiviral treatments. The excitement generated by these new treatments altered enrollment patterns during the early stage of the POLT-HCV-SVR trial, and their rapid market penetration is now expanding the trial-eligible population.

The double-blind, placebo-controlled trial was initiated in May 2014 in patients with Ishak Fibrosis Scores of 2 to 4 (mid- to advanced-stage fibrosis). Consistent with the Company’s initial registration focus on the development of a treatment for cirrhosis, the trial was expanded in early 2015 to include patients with Ishak 5 (early-stage cirrhosis) and is currently expanding to Ishak 6 (advanced-stage cirrhosis). Patients are being randomized 2:1 to receive either 25 mg of emricasan or placebo orally twice daily for 24 months and will be followed for another month post-treatment. The primary endpoint in this exploratory proof-of-concept trial is the change in the Ishak Fibrosis Score compared with placebo. The trial will also evaluate histological markers of inflammation, key serum biomarkers, and the safety and tolerability of emricasan in the target patient population. Enrollment of approximately 60 total planned patients is on track for release of final top-line results in the first half of 2018.

The initial baseline data analysis included the first 16 patients (approximately 27% of the total planned enrollment) to meet all trial inclusion and exclusion requirements and enroll in the trial. Among those first 16 patients, 3 patients (19%) had baseline Ishak Fibrosis Scores of 2, 12 patients (75%) had baseline Ishak Fibrosis Scores of 3 or 4, and 1 patient (6%) had a baseline Ishak Fibrosis Score of 5 and none had an Ishak Fibrosis Score of 6. The proportion of cirrhosis patients enrolling in this trial is expected to increase during the remainder of the trial.

Baseline serum levels of caspase-cleaved cytokeratin 18 (cCK18) and caspase 3/7 were elevated in these subjects. Both cCK18 and caspase 3/7 are biomarkers of apoptosis activity and mechanism-specific indicators for emricasan. The biomarker elevations also were generally consistent with histology, with the highest levels of both cCK18 and caspase 3/7 observed in patients with Ishak 4, intermediate levels observed in patients with Ishak 3, and the lowest levels observed in patients with Ishak 2. Patients with Ishak 5 or 6 were not included in this analysis due to their recent inclusion and resulting low number at the cutoff date. The company concluded from the pre-treatment analyses of biomarkers and histology that:  1) the underlying mechanisms of action relevant to emricasan were active and, 2) POLT subjects who have fibrosis or cirrhosis due to HCV and achieved SVR are an appropriate patient population in which to evaluate potential treatment effects of emricasan.

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward looking statements, including statements regarding the planned release of final top-line results of the Phase 2b POLT-HCV-SVR trial in the first half of 2018, demonstrating potential histology benefits or potential treatment effects of emricasan, the expectation that the proportion of cirrhosis patients enrolling in this trial is expected to increase during the remainder of the trial, and the ability of the Phase 2b POLT-HCV-SVR trial to provide long-term safety data that could be supportive of the Company’s planned initial registration of emricasan in patients with cirrhosis. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to initiate and successfully complete current and future clinical trials; Conatus’ dependence on its ability to obtain regulatory approval for, and then successfully commercialize emricasan, which is Conatus’ only drug candidate; Conatus’ reliance on third parties to conduct its clinical trials, enroll subjects, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of emricasan, if approved; the potential that earlier clinical trials may not be predictive of future results; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; the potential for competing products to limit the clinical trial enrollment opportunities for emricasan in certain indications; the uncertainty of the FDA’s and other regulatory agencies’ approval processes and other regulatory requirements; Conatus’ ability to fully comply with numerous federal, state and local laws and regulatory requirements applicable to it; Conatus’ limited operating history and its ability to operate successfully as a public company; Conatus’ ability to obtain additional financing in order to complete the development and commercialization of emricasan; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary